Exhibit 10.2

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

Dated as of May 3, 2010

among

U.S. Concrete, Inc.
as a Grantor

and

Each Other Grantor
From Time to Time Party Hereto

and

JPMorgan Chase Bank, N.A.
as Administrative Agent

TABLE OF CONTENTS

Annexes and Schedules

Annex I	Form of Pledge Amendment
Annex II	Form of Joinder Agreement
Annex III	Form of Short Form Intellectual Property Security Agreement

Schedule 1	Jurisdiction of Organization; Principal Executive Office
Schedule 2	Pledged Collateral
Schedule 3	Filings
Schedule 4	Location of Inventory and Equipment
Schedule 5	Intellectual Property
Schedule 6	Bank Accounts; Control Accounts
Schedule 7	Commercial Tort Claims
Schedule 8	Letter of Credit Rights and Chattel Paper

Pledge and Security Agreement, dated as of May 3, 2010 by U.S. Concrete, Inc. (the “Borrower”), which is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, each of the other direct and indirect Domestic Subsidiaries of the Borrower signatory hereto ((such Subsidiaries and, collectively with the Borrower, but excluding the Specified Non-Filers (as defined below), the “Debtors” and each a “Debtor”), together with each other Subsidiary that becomes a party hereto pursuant to Section 7.10, each a “Grantor” and, collectively, the “Grantors”), in favor of JPMorgan Chase Bank, N.A. (“JPMorgan”), as agent  (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
Witnesseth:

Whereas, on April 29, 2010, the Debtors (such term and other capitalized terms used in these preliminary statements being used with the meanings given to such terms in Section 1.1) filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their businesses pursuant to Bankruptcy Code Sections 1107 and 1108;

Whereas, the Lenders are making available to the Borrower a $80,000,000 debtor-in-possession term loan and revolving credit facility pursuant to the Revolving Credit, Term Loan and Guarantee Agreement, dated as of May 3, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each of the direct and indirect Domestic Subsidiaries of the Borrower signatory thereto, the Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent and Issuer;

Whereas, pursuant to the Credit Agreement, the Lenders and Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

Whereas, the Grantors other than the Borrower have guaranteed the Obligations pursuant to Article XI of the Credit Agreement;

Whereas, it is a condition precedent to the obligation of the Lenders and Issuers to make their respective extensions of credit to the Borrower under the Credit Agreement that the Debtors shall have granted a Lien on certain of the Debtors’ assets and properties pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code, in each case as more fully set forth in the Orders, and that the Specified Non-Filers shall have granted a lien on certain of the Specified Non-Filers’ assets pursuant to this Agreement; and

Whereas, to supplement the Orders without in any way diminishing or limiting the effect of the Orders or the Liens granted thereunder, the parties hereto desire to more fully set forth their respective rights in connection with the Liens granted under the Orders;

Now, therefore, in consideration of the premises and to induce the Lenders and Issuers to make their respective extensions of credit to the Borrower under the Credit Agreement and for other good and valuable consideration the receipt of which is hereby acknowledged, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE I	Defined Terms

Section1.1	Definitions

(a)           Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.

(b)           Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein):

“Account Debtor”

“Account”

“Certificated Security”

“Chattel Paper”

“Commercial Tort Claim”

“Commodity Account”

“Control Account”

“Deposit Account”

“Documents”

“Electronic Chattel Paper”

“Entitlement Holder”

“Entitlement Order”

“Equipment”

“Financial Asset”

“Fixtures”

“General Intangible”

“Goods”

“Instruments”

“Inventory”

“Investment Property”

“Letter-of-Credit Right”

“Proceeds”

“Securities Account”

“Securities Intermediary”

“Security”

“Security Entitlement”

(c)           The following terms shall have the following meanings:

“Additional Pledged Collateral” means any Pledged Collateral acquired by any Grantor after the date hereof and in which a security interest is granted pursuant to Section 2.2, including, to the extent a security interest is granted therein pursuant to Section 2.2, (i) all Stock and Stock Equivalents of any Person that are acquired by any Grantor after the date hereof, together with all certificates, instruments or other documents representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing, (ii) all additional Indebtedness from time to time owed to any Grantor by any obligor on the Pledged Debt Instruments and the Instruments evidencing such Indebtedness and (iii) all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.  “Additional Pledged Collateral” may be General Intangibles, Instruments or Investment Property.

“Agreement” means this Pledge and Security Agreement.

“Collateral” has the meaning specified in Section 2.1.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of any right to copy, publicly perform, create derivative works, manufacture, distribute, exploit or sell materials derived from any Copyright.

“Copyrights” means (a) all copyrights and works of authorship arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof, and (b) the right to obtain all renewals thereof.

“Deposit Account Control Agreement” means a letter agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed by the Grantor, the Administrative Agent and the relevant financial institution.

“Designated Collateral” means (a) leasehold interests in Real Property and (b) certificates of title for vehicles of the Loan Parties that do not constitute Borrowing Base Collateral.

“Excluded Property” means, collectively, (i) Excluded Stock, (ii) any permit, lease, license contract or other agreement held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (iii) Equipment owned by any Grantor that is subject to a purchase money Lien or a Capital Lease permitted pursuant to the terms of the Credit Agreement, but only for so long as the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation of any other Lien on such Equipment and only to the extent such prohibition or requirement is not rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (iv) any Trademark application filed on an "intent-to-use" basis, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent that, and solely during the period in which, the grant of a security interest would impair the validity and enforceability of any registration that issues from such intent-to-use application under applicable federal law, (v) the Excluded Collateral and (vi) only with respect to the Specified Non-Filers, any permit, lease, license, contract, instrument or other agreement held by any Grantor that prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation by such Grantor of a Lien thereon and only for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law; provided, however, “Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

“Intellectual Property” means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, trade secrets and Internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor or any of its Subsidiaries to any of its Subsidiaries or another Grantor.

“LLC” means each limited liability company in which a Grantor has an interest, including those set forth on Schedule 2.

“LLC Agreement” means each operating agreement with respect to a LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

"Material Intellectual Property" means Intellectual Property owned by or licensed to a Grantor and material to the conduct of any Grantor's business.

“Partnership” means each partnership in which a Grantor has an interest, including those set forth on Schedule 2.

“Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.

“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof and (c) all rights to obtain any reissues or extensions of the foregoing.

“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, have manufactured, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

“Permitted Liens” has the meaning assigned to such term in Section 3.1.

“Pledged Certificated Stock” means all Certificated Securities and any other Stock and Stock Equivalent of a Person evidenced by a certificate, Instrument or other equivalent document, in each case owned by any Grantor, including all Stock listed on Schedule 2.

“Pledged Collateral” means, collectively, the Pledged Stock, Pledged Debt Instruments, any other Investment Property of any Grantor, all chattel paper, electronic chattel paper, certificates or other Instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing.  Pledged Collateral may be General Intangibles, Instruments or Investment Property.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in Instruments evidencing any Indebtedness owed to such Grantor, including all Indebtedness described on Schedule 2, issued by the obligors named therein.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.  For purposes of this Agreement, the term “Pledged Stock” shall not include any Excluded Stock.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not a Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any Partnership or as a member of any LLC and all right, title and interest of any Grantor in, to and under any Partnership Agreement or LLC Agreement to which it is a party.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles to the extent relating to or arising out of any of the foregoing.

“Securities Account Control Agreement” means a letter agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed by the relevant Grantor, the Administrative Agent and the relevant Approved Securities Intermediary.

“Securities Act” means the Securities Act of 1933, as amended.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, whether now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, in each case whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

Section 1.2	Certain Other Terms

(a)           In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(b)           The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

(c)           References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.

(d)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)           Where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or any relevant part thereof.

(f)           Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.

(g)           The term “including” means “including without limitation” except when used in the computation of time periods.

(h)           The terms “Lender,” “Issuer,” “Administrative Agent” and “Secured Party” include their respective successors.

(i)           References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

(j)           All references to “knowledge” of any Grantor means the actual knowledge of a Responsible Officer.

(k)           The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including, without limitation, cash, securities, accounts and contract rights.

(l)           Any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns.

ARTICLE II	Grant of Security Interest

Section 2.1	Collateral

For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a)           all Accounts;

(b)           all Chattel Paper;

(c)           all Deposit Accounts;

(d)           all Documents;

(e)           all Equipment;

(f)            all Fixtures;

(g)           all General Intangibles;

(h)           all Instruments;

(i)           all Intellectual Property;

(j)           all Inventory;

(k)          all Investment Property;

(l)           all Letter-of-Credit Rights;

(m)         all Vehicles;

(n)          the Commercial Tort Claims described on Schedule 7 and on any supplement thereto received by the Administrative Agent pursuant to Section 4.10;

(o)          all cash or Cash Equivalents

(p)          all books and records pertaining to the other property described in this Section 2.1;

(q)          all property of any Grantor held by the Administrative Agent or any other Secured Party, including all property of every description, in the possession or custody of or in transit to the Administrative Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right in or power to transfer such property;

(r)           all other Goods and real and personal property of such Grantor, whether tangible or intangible and wherever located; and

(s)           to the extent not otherwise included, all Proceeds;

provided, however, that “Collateral” (and each defined term used in the definition of Collateral) shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

Section 2.2	Grant of Security Interest in Collateral

Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however,  that, if and when any property that at any time constituted Excluded Property becomes Collateral, the Administrative Agent shall have, and at all times from and after the date hereof be deemed to have had, a security interest in such property.

Section 2.3	Cash Collateral Account

The Administrative Agent has established a Deposit Account at JPMorgan Chase Bank, N.A., designated as “JPMorgan Chase Bank, NA.. – U.S. Concrete, Inc. Concentration Account”.  Such Deposit Account shall be a Cash Collateral Account.

ARTICLE III	Representations and Warranties

To induce the Lenders, the Issuers and the Administrative Agent to enter into the Credit Agreement, each Grantor hereby represents and warrants each of the following to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties for itself only and its property:

Section 3.1	Title; No Other Liens

Except for the Lien granted to the Administrative Agent pursuant to this Agreement, any other Loan Document and the Orders and the other Liens permitted to exist on the Collateral under the Credit Agreement (“Permitted Liens”), such Grantor (a) is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or Certificated Securities, (b) is the Entitlement Holder of all such Pledged Collateral constituting Investment Property held in a Securities Account pledged by it and (c) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

Section 3.2	Perfection and Priority

Upon entry of the Interim Order (or the Final Order, as applicable) by the Bankruptcy Court (in the case of the Debtors only), the security interest granted pursuant to this Agreement shall constitute a valid and continuing perfected security interest in favor of the Administrative Agent in the Collateral for which perfection is governed by the UCC or filing with the United States Copyright Office or the United States Patent and Trademark Office upon (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on such schedule (which shall not include any filings or actions with respect to Designated Collateral), have been delivered to the Administrative Agent in completed and duly executed form), (ii) the delivery to the Administrative Agent of all Collateral consisting of Instruments and Certificated Securities, in each case properly endorsed for transfer to the Administrative Agent or in blank, (iii) the execution of Securities Account Control Agreements with respect to Investment Property not in certificated form, (iv) the execution of Deposit Account Control Agreements with respect to all Deposit Accounts of a Grantor and (v) all appropriate filings having been made with the United States Copyright Office or the United States Patent & Trademark Office, in each case, to the extent required by this Agreement. Such security interest shall be prior to all other Liens on the Collateral except for Customary Permitted Liens having priority over the Administrative Agent’s Lien by operation of law or otherwise as permitted under the Credit Agreement and the Orders.

Section 3.3	Jurisdiction of Organization; Chief Executive Office

Such Grantor’s jurisdiction of organization, legal name, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 1 and such Schedule 1 also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.

Section 3.4	Inventory and Equipment

With respect to its Inventory and Equipment, except as specifically disclosed in the most recent Collateral Report, (a) such Inventory and Equipment (other than Inventory and Equipment (w) in transit, (x) out for repair or refurbishment, (y) maintained at a customer location or (z) in the possession of employees of the Grantors or any Subsidiary in the ordinary course of business) is located at one of such Grantor’s locations set forth on Schedule 4, (b) no Inventory or Equipment (other than Inventory and Equipment (w) in transit, (x) out for repair or refurbishment, (y) maintained at a customer location or (z) in the possession of employees of the Grantors or any Subsidiary in the ordinary course of business) is now, or shall at any time or times hereafter be stored at any other location except the Grantors may (i) make sales or other dispositions in accordance with Section 8.4 of the Credit Agreement and (ii) as permitted by Section 4.2, (c) such Grantor has good and merchantable title to leasehold interests or rights in such material Inventory and Equipment, (d) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (e) such Inventory is Eligible Inventory of good and merchantable quality, free from any defects and (f) such Inventory has been produced in accordance in all material respects with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

Section 3.5	Pledged Collateral

(a)          The Pledged Stock pledged hereunder by such Grantor is listed on Schedule 2 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 2.

(b)          All of the Pledged Stock pledged by such Grantor (to the extent such concepts are relevant with respect to such Pledged Stock) has been duly authorized, validly issued and is fully paid and nonassessable.

(c)           Each of the Pledged Stock pledged by such Grantor constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(d)          All Pledged Collateral pledged by such Grantor and, if applicable, its Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to the Administrative Agent in accordance with Section 4.4(a) and Section 7.12 of the Credit Agreement.

(e)           All Pledged Collateral pledged by such Grantor held by a Securities Intermediary in a Securities Account is in a Control Account, provided that the Borrower may maintain a Securities Account with Merrill Lynch which is not a Control Account in accordance with Section 7.13(f) of the Credit Agreement.

(f)           Other than Pledged Stock pledged by such Grantor constituting General Intangibles, there is no Pledged Collateral other than that represented by Certificated Securities or Instruments in the possession of the Administrative Agent or that consist of Financial Assets held in a Control Account.

Section 3.6	Accounts

(a)           No amount payable to such Grantor under or in connection with its Account is evidenced by any Instrument or Chattel Paper that has not been delivered to the Administrative Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.4.

(b)           The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all material respects in the records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time and such Accounts or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.

(c)           With respect to its Accounts, except as specifically disclosed on the most recent Collateral Report, (i) all Accounts are Eligible Receivables; (ii) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (iii) to such Grantor’s knowledge, there are no setoffs, claims or disputes existing or asserted against such Grantor with respect thereto and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except an extension, discount or allowance allowed by such Grantor in the ordinary course of its business or as deemed necessary by such Grantor in its reasonable credit judgment (exercised in good faith) for prompt payment; (iv) to such Grantor’s knowledge, there are no facts, events or occurrences which materially impair the validity or enforceability thereof or could reasonably be expected to materially reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements and Collateral Reports with respect thereto; and (v) such Grantor has not received any notice of proceedings or actions which are reasonably believed in good faith to be threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor’s financial condition.

(d)           In addition, with respect to all of its Accounts, except as specifically disclosed on the most recent Collateral Report, (i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (ii) no payments have been or shall be made thereon except payments delivered to a Deposit Account subject to a Deposit Account Control Agreement pursuant to the Credit Agreement; and (iii) to such Grantor’s knowledge, all Account Debtors have the capacity to contract.

Section 3.7	Intellectual Property

(a)           Schedule 5 lists all Material Intellectual Property of such Grantor on the date hereof, separately identifying that owned by such Grantor and that licensed to such Grantor.  The Material Intellectual Property set forth on Schedule 5 for such Grantor constitutes all of the intellectual property rights necessary to conduct its business except to the extent the failure to so maintain or have rights thereto could not reasonably be expected to have a Material Adverse Effect.

(b)           All Material Intellectual Property owned by such Grantor is valid, subsisting, unexpired and enforceable, has not been adjudged invalid and has not been abandoned and the use thereof in the business of such Grantor does not infringe, misappropriate, dilute or violate the intellectual property rights of any other Person.

(c)           Except as set forth in Schedule 5, none of the Material Intellectual Property owned by such Grantor on the date hereof is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d)           No holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of, or such Grantor’s rights in, any Material Intellectual Property that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)           No action or proceeding seeking to limit, cancel or question the validity of any Material Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein is pending or, to the knowledge of such Grantor, threatened that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  There are no claims, judgments or settlements to be paid by such Grantor relating to the Material Intellectual Property that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.8	Deposit Accounts; Securities Accounts

The only Deposit Accounts or Securities Accounts maintained by such Grantor on the date hereof are those listed on Schedule 6, which sets forth such information separately for such Grantor.

Section 3.9	Commercial Tort Claims

The only Commercial Tort Claims of such Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 7, which sets forth such information separately for such Grantor.

Section 3.10	Letter-of-Credit Rights and Chattel Paper

Schedule 8 lists all Letter-of-Credit Rights arising in respect of letters of credit having a face or stated amount in excess of $100,000 and Chattel Paper with a value in excess of $100,000 of such Grantor existing on the date hereof.  All action by such Grantor necessary or desirable to protect and perfect the Administrative Agent's Lien on each item listed on Schedule 8 has been duly taken. The Administrative Agent will have a fully perfected first priority security interest in the Collateral listed on Schedule 8, subject only to Permitted Liens and the terms of the Orders.

Section 3.11	Filing Requirements

None of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) the Vehicles, (b) Patents, Trademarks and Copyrights held by such Grantor and described on Schedule 5 and (c) with respect to Receivables subject to the Federal Assignment of Claims Act.

Section 3.12	No Financing Statements, Security Agreements

No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Administrative Agent (on behalf of the Secured Parties) as the secured party or as to which a duly authorized termination statement relating to such financing statement or other instrument has been delivered to the Administrative Agent on the Closing Date and (b) Permitted Liens.

ARTICLE IV	Covenants

Each Grantor agrees with the Administrative Agent to the following, as long as any Obligation or Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing (for itself and its property only):

Section 4.1	Generally

Such Grantor shall (a) not use or knowingly permit its Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Loan Document, any Requirement of Law (except, in each case, to the extent such violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect) or any policy of insurance covering the Collateral, (b) not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Collateral (except to the extent permitted under Section 8.10 of the Credit Agreement) and (c) promptly notify the Administrative Agent of its entry into any material agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any Collateral in a manner adverse to the Administrative Agent.

Section 4.2	Maintenance of Perfected Security Interest; Further Documentation

(a)           Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest (subject to the entry of the Interim Order (or the Final Order, as applicable) and other than with respect to perfection of the Designated Collateral) having at least the priority described in Section 3.2, Section 2.2 and the Orders, if applicable, and shall defend such security interest and such priority against the claims and demands of all Persons except to the extent such claims and demands are permitted to persist under the Loan Documents.

(b)           Such Grantor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Administrative Agent.

(c)           At any time and from time to time, upon the reasonable written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and, subject to Sections 7.13(a) and (f) of the Credit Agreement,  delivery of Deposit Account Control Agreements and Securities Account Control Agreements with respect to the Collateral required pursuant to the terms of the Credit Agreement.

(d)           Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except as permitted pursuant to the terms of this Agreement and the Credit Agreement.  Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Administrative Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the UCC.

(e)           Such Grantor will not (i) maintain any Collateral (other than Inventory and Equipment (w) in transit, (x) out for repair or refurbishment, (y) maintained at a customer location or (z) in the possession of employees of the Grantors or any Subsidiary in the ordinary course of business) owned by it at any location other than those locations listed on Schedule 4 or (ii) otherwise change, or add to, such locations without promptly sending notice to the Administrative Agent.

Section 4.3	Changes in Locations, Name, Etc.

(a)           Except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, such Grantor shall not do any of the following:

(i)           change its jurisdiction of organization or its location, in each case from that referred to in Section 3.3; or

(ii)           change its legal name or organizational identification number, if any, or corporation, limited liability company or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

(b)           Such Grantor shall keep and maintain at its own cost and expense satisfactory and complete records in all material respects of its Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral.  If requested by the Administrative Agent, the security interest of the Administrative Agent shall be noted on the certificate of title of each Vehicle (other than Vehicles constituting Designated Collateral).

Section 4.4	Pledged Collateral

(a)           Such Grantor shall (i) deliver to the Administrative Agent, all certificates and Instruments representing or evidencing any of its Pledged Collateral (including Additional Pledged Collateral), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent, together, in respect of any Additional Pledged Collateral, with a Pledge Amendment, duly executed by the Grantor, in substantially the form of Annex I, an acknowledgment and agreement to a Joinder Agreement duly executed by the Grantor, in substantially the form of Annex II, or such other documentation reasonably acceptable to the Administrative Agent and (ii) maintain all other Pledged Collateral constituting Investment Property in a Control Account. Such Grantor authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any Pledged Collateral. During the continuance of an Event of Default, the Administrative Agent shall have the right upon reasonable request to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

(b)           Except as provided in Article V, such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or dissolution dividends) with respect to its Pledged Collateral. Upon the occurrence and during the continuance of an Event of Default, any sums paid upon or in respect of any Pledged Collateral upon the liquidation or dissolution of any issuer of any Pledged Collateral, any distribution of capital made on or in respect of any Pledged Collateral or any property distributed upon or with respect to any Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. Upon the occurrence and during the continuance of an Event of Default, if any sum of money or property so paid or distributed in respect of any Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of such Grantor, as additional security for the Obligations.

(c)           Except as provided in Article V, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to its Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document or, without prior notice to the Administrative Agent, enable or permit any issuer of Pledged Collateral to issue any Stock or other equity Securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Stock or other equity Securities of any nature of any issuer of Pledged Collateral.

(d)           Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property to any Person other than the Administrative Agent.

(e)           In the case of each Grantor that is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and shall comply with such terms insofar as such terms are applicable to it.  In the case of any Grantor that is a holder of any Stock or Stock Equivalent in any Person that is an issuer of Pledged Collateral, such Grantor consents to (i) the exercise of the rights granted to the Administrative Agent hereunder (including those described in Section 5.2), and (ii) the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Stock in such Person and to the transfer of such Pledged Stock to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a holder of such Pledged Stock with all the rights, powers and duties of other holders of Pledged Stock of the same class and, if the Grantor having pledged such Pledged Stock hereunder had any right, power or duty at the time of such pledge or at the time of such substitution beyond that of such other holders, with all such additional rights, powers and duties.  Such Grantor agrees to execute and deliver to the Administrative Agent such certificates, agreements and other documents as may be reasonably necessary to evidence, formalize or otherwise give effect to the consents given in this clause (e).

(f)           Such Grantor shall not, without the consent of the Administrative Agent, agree to any amendment of any Constituent Document that in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Collateral pledged by such Grantor hereunder, including any amendment electing to treat any membership interest or partnership interest that is part of the Pledged Collateral as a “security” under Section 8-103 of the UCC, or any election to turn any previously uncertificated Stock that is part of the Pledged Collateral into certificated Stock.

(g)           Except to the extent permitted by the Credit Agreement, such Grantor will not (i) permit or suffer any issuer of Stock constituting Pledged Collateral owned by it to dissolve, merge, liquidate, retire any of its Stock or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Permitted Liens and sales of assets permitted pursuant to Section 4.11) or merge or consolidate with any other entity or (ii) vote any such Pledged Collateral in favor of any of the foregoing.

Section 4.5	Accounts

(a)           Such Grantor shall not, other than in the ordinary course of business consistent with its past practice or as deemed necessary by such Grantor in its reasonable credit judgment (exercised in good faith), (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.

(b)           Such Grantor will deliver to the Administrative Agent immediately upon its request after the occurrence and during the continuance of an Event of Default duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Administrative Agent shall specify.

(c)           Subject to Section 7.13 of the Credit Agreement, any payment of Accounts or payment in respect of General Intangibles, when collected by any Grantor, shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent, in an Approved Deposit Account or a Cash Collateral Account, subject to withdrawal by the Administrative Agent as provided in Section 5.3.  Until so turned over or turned over, such payment shall be held by such Grantor in trust for the Administrative Agent.

(d)           At the Administrative Agent’s request, at any time during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions that gave rise to its Accounts or payments in respect of its General Intangibles.

(e)           The Administrative Agent may, without notice, at any time during the continuance of an Event of Default,  limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles or any thereof.

(f)           Upon the request of the Administrative Agent, at any time during the continuance of an Event of Default, each Grantor shall notify Account Debtors that its Accounts or General Intangibles have been collaterally assigned to the Administrative Agent and that payments in respect thereof shall be made directly to the Administrative Agent.  In addition, the Administrative Agent may enforce such Grantor’s rights against such Account Debtors and obligors of General Intangibles.

(g)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and payments in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Unless expressly assumed, neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of this Agreement or the receipt by the Administrative Agent nor any other Secured Party of any payment relating thereto, nor shall the Administrative Agent nor any other Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

(h)           At the request of the Administrative Agent, such Grantor shall promptly take all steps necessary to grant the Administrative Agent control of all electronic chattel paper valued in excess of $100,000 in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(i)           Each Grantor agrees that the Administrative Agent may at any time and from time to time, during the continuance of an Event of Default, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

Section 4.6	Inventory and Equipment

(a)           Such Grantor will do all things commercially reasonable to maintain, preserve, protect and keep its Inventory and the Equipment necessary in the conduct of its business in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business and except for ordinary wear and tear, casualty and condemnation in respect of the Equipment, except where failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           Such Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Administrative Agent does not have a Lien.

Section 4.7	Delivery of Instruments and Chattel Paper

If any amount in excess of $100,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an Instrument or Chattel Paper, such Grantor shall promptly deliver such Instrument or Chattel Paper to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, or, if consented to by the Administrative Agent, shall mark all such Instruments and Chattel Paper with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of JPMorgan Chase Bank, N.A., as Administrative Agent”.

Section 4.8	Intellectual Property

(a)           Except as determined by such Grantor in its reasonable business judgment (exercised in good faith), such Grantor (either itself or through licensees) shall (i) continue to use each Trademark that is Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way.

(b)           Such Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any Patent that is Material Intellectual Property may become forfeited, abandoned or dedicated to the public if such event could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)           Such Grantor (either itself or through licensees) (i) shall not (and shall not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of the Copyrights that is Material Intellectual Property may become invalidated or otherwise impaired and (ii) shall not (either itself or through licensees) do any act whereby any portion of the Copyrights that is Material Intellectual Property may fall into the public domain, except in each case where such action or omission could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)           Such Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any trade secret that is Intellectual Property may become publicly available or otherwise unprotectable, except in each case where such action or omission could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)           Such Grantor (either itself or through licensees) shall not  knowingly infringe, misappropriate, or violate the intellectual property rights of any other Person.

(f)            Such Grantor shall notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, right to use, interest in, or the validity of, any Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same, in each case to the extent the same could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g)           Whenever such Grantor, either by itself or through any agent, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States or register any Internet domain name, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Administrative Agent, such Grantor shall promptly execute and deliver, and have recorded, all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in any Copyright, Patent, Trademark or Internet domain name and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(h)           Except as determined by such Grantor in its reasonable business judgment (exercised in good faith), such Grantor shall take all reasonable actions necessary or requested by the Administrative Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency and any Internet domain name registrar, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark, Patent or Internet domain name that is Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.

(i)           In the event that any Intellectual Property is or has been infringed upon or misappropriated or diluted by a third party in a manner which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, such Grantor shall notify the Administrative Agent promptly after such Grantor obtains knowledge thereof.  Such Grantor shall take appropriate action in response to such infringement, misappropriation of dilution, including promptly bringing suit for infringement, misappropriation or dilution and to recover all damages for such infringement, misappropriation of dilution, and shall take such other actions may be appropriate in its reasonable judgment under the circumstances to protect such Material Intellectual Property.

(j)           Unless otherwise agreed to by the Administrative Agent, such Grantor shall execute and deliver to the Administrative Agent for filing in (i) the United States Copyright Office a short-form copyright security agreement in the form attached hereto as Annex III, (ii) in the United States Patent and Trademark Office and with the Secretary of State of all appropriate States of the United States a short-form patent security agreement in the form attached hereto as Annex III, (iii) the United States Patent and Trademark Office a short-form trademark security agreement in form attached hereto as Annex III and (iv) with the appropriate Internet domain name registrar, a duly executed form of assignment of such Internet domain name to the Administrative Agent (together with appropriate supporting documentation as may be requested by the Administrative Agent) in form and substance reasonably acceptable to the Administrative Agent.  In the case of clause (iv) above, such Grantor hereby authorizes the Administrative Agent to file such assignment in such Grantor’s name and to otherwise perform in the name of such Grantor all other necessary actions to complete such assignment, and each Grantor agrees to perform all appropriate actions deemed necessary by the Administrative Agent for the Administrative Agent to ensure such Internet domain name is registered in the name of the Administrative Agent.

Section 4.9	Vehicles

Such Grantor shall promptly file all applications for certificates of title or ownership indicating the Administrative Agent’s first priority security interest in each Vehicle covered by a certificate and file any other necessary documentation, in each office in each jurisdiction that the Administrative Agent shall deem advisable to perfect its security interests in each of the Vehicles; provided, however, that such Grantor shall not be required to perfect any security interest in any Vehicle included within Designated Collateral.

Section 4.10	Notice of Commercial Tort Claims

Such Grantor agrees that, if it shall acquire any interest in any Commercial Tort Claim valued in excess of $100,000 (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) such Grantor shall, promptly upon such acquisition, deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, a notice of the existence and nature of such Commercial Tort Claim and deliver a supplement to Schedule 7 containing a specific description of such Commercial Tort Claim, (ii) the provisions of Section 2.1 shall apply to such Commercial Tort Claim and (iii) such Grantor shall execute and deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, any certificate, agreement and other document, and take all other action, deemed by the Administrative Agent to be reasonably necessary or appropriate for the Administrative Agent to obtain, on behalf of the Lenders, a first-priority, perfected security interest in all such Commercial Tort Claims. Any supplement to Schedule 7 delivered pursuant to this Section 4.10 shall, after the receipt thereof by the Administrative Agent, become part of Schedule 7 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 4.11	Disposition of Collateral and Liens

Such Grantor will not (i) sell, lease or otherwise dispose of the Collateral owned by it except for dispositions specifically permitted pursuant to Section 8.4 of the Credit Agreement and (ii) create, incur, or suffer to exist any Lien on the Collateral owned by it except Permitted Liens.

Section 4.12	Letter-of-Credit Rights

If such Grantor is or becomes the beneficiary of a letter of credit, having a face or stated amount individually in excess of $100,000, it  shall promptly, and in any event within five Business Days after becoming a beneficiary, notify the Administrative Agent thereof and use commercially reasonable efforts to cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (ii) agree, subject to Section 7.13 of the Credit Agreement, to direct all payments thereunder to the Cash Collateral Account for application to the Obligations, in accordance with Section 2.8(d) of the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.

Section 4.13	Federal, State or Municipal Claims

Such Grantor will promptly notify the Administrative Agent upon obtaining knowledge of any Collateral with a value in excess of $100,000 which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

Section 4.14	Insurance

(a)            All insurance policies required hereunder and under Section 4.13 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Administrative Agent, which provide that such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the Administrative Agent.

(b)           All premiums on any such insurance shall be paid when due by such Grantor.  If such Grantor fails to obtain any insurance as required by this Section, the Administrative Agent may obtain such insurance at the Borrower’s expense after the occurrence and during the continuance of an Event of Default. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from the Grantor's failure to maintain such insurance or pay any premiums therefor.

Section 4.15	Collateral Access Agreements

Such Grantor shall use commercially reasonable efforts to obtain within 45 days following the Closing Date, a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, or otherwise be reasonably satisfactory in form and substance to the Administrative Agent.  With respect to such locations or warehouse space leased as of the Closing Date and thereafter, if the Administrative Agent has not received a Collateral Access Agreement within 30 days following the Closing Date (or, if later, within 30 days following the date such location is acquired or leased), each Grantors’ Eligible Inventory at that location may be subject to such Availability Reserves as may be established by the Administrative Agent in accordance with the terms of the Credit Agreement.

ARTICLE V	Remedial Provisions

Section 5.1	Code and Other Remedies

(a)           During the continuance of an Event of Default and subject to the terms of the Orders, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Subject to the terms of the Orders, without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by the UCC and other applicable law and the Orders, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, (i) at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere and (ii) to permit the Administrative Agent, by the Administrative Agent's representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.1(a), after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements to the extent required under Section 13.2 of the Credit Agreement, to the payment in whole or in part of the Obligations, in such order as the Credit Agreement shall prescribe, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder except to the extent such liability is determined in a final, non-appealable judgment in a court of competent jurisdiction to have resulted primarily from such Person’s (or any of their representative’s or agent’s) gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

Section 5.2	Pledged Collateral

(a)           During the continuance of an Event of Default and subject to the terms of the Orders, upon notice by the Administrative Agent to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Obligations in the order set forth in the Credit Agreement and (ii) the Administrative Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)           In order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request, which proxies shall be effective only during the continuance of an Event of Default and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof), during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Obligations.

(c)           Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby or Section 8.10 of the Credit Agreement, pay any dividend or other payment with respect to such Pledged Collateral directly to the Administrative Agent.

(d)           After the Administrative Agent acknowledges that all Events of Default have been cured or waived in accordance with the provisions of the Credit Agreement, and so long as the Obligations shall not have been accelerated, each Grantor shall have the right to exercise the voting and other consensual rights and powers that it would have otherwise been entitled to pursuant to Section 4.4(c), and receive dividends and other distributions it would have been authorized to receive pursuant to Section 4.4(b).  After the Administrative Agent acknowledges that all Events of Default have been cured or waived in accordance with the provisions of the Credit Agreement, any dividend or distribution theretofore paid to the Administrative Agent shall upon the request of the Grantors (except to the extent theretofore applied to the Obligations) promptly be returned to the Grantors.

Section 5.3	Proceeds to be Turned Over To Administrative Agent

Unless otherwise expressly provided in the Credit Agreement, all Proceeds received by the Administrative Agent hereunder in cash or Cash Equivalents shall be held by the Administrative Agent in a Cash Collateral Account. All Proceeds while held by the Administrative Agent in a Cash Collateral Account (or by such Grantor in trust for the Administrative Agent) shall continue to be held as collateral security for the Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

Section 5.4	Registration Rights

(a)           Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

(b)           Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 5.4 valid and binding and in compliance with all other applicable Requirements of Law; provided that such Grantor is not required to file a registration statement in connection with any of its Pledged Collateral under the Securities Act or otherwise if the Administrative Agent, in its sole discretion, determines that a private sale is practicable and commercially reasonable.  Each Grantor further agrees that a breach of any covenant contained in this Section 5.4 will cause irreparable injury to the Administrative Agent and other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.4 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees, to the extent permitted by law, not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

Section 5.5	Deficiency

Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorney employed by the Administrative Agent or any other Secured Party to collect such deficiency.

Section 5.6	Waivers

Each Grantor hereby waives any and all rights that it may otherwise have (whether any such right is contractual or exists pursuant to the articles of incorporation or bylaws of any relevant entity or under applicable law) that would interfere with this Agreement or the exercise by the Administrative Agent of any rights or remedies granted to it pursuant to this Agreement.  Without limiting the generality of the foregoing, (i) U.S. Concrete, Inc. and Beall Industries, Inc. hereby waive any transfer restriction on the stock of Beall Industries, Inc., including, without limitation, any right of first refusal or right of first offer set forth in Section 6.10 of the Bylaws of Beall Industries, Inc., (ii) U.S. Concrete, Inc. and Central Precast Concrete, Inc. hereby waive any transfer restriction on the stock of Central Precast Concrete, Inc., including, without limitation, any right of first refusal or right of first offer set forth in Section 4 of the Articles of Incorporation of Central Precast Concrete, Inc., and (iii) U.S. Concrete, Inc. and Superior Materials, Inc. hereby waive any transfer restriction on the stock of Superior Materials, Inc., including, without limitation, any right of first refusal or right of first offer set forth in Article V of the Articles of Incorporation of Superior Materials, Inc.

ARTICLE VI	The Administrative Agent

Section 6.1	Administrative Agent’s Appointment as Attorney-in-Fact

(a)           Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice or  assent by such Grantor, to do any of the following:

(i)           in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;

(ii)          in the case of any Intellectual Property, execute and deliver, and have recorded, any agreement, instrument, document or paper as the Administrative Agent may request to evidence the Administrative Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii)         pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repair or pay any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv)         execute, in connection with any sale provided for in Section 5.1 or 5.4, any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral; or

(v)          (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate, (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Administrative Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this clause (a) to the contrary notwithstanding, the Administrative Agent agrees that it shall not exercise any right under the power of attorney provided for in this clause (a) unless an Event of Default shall be continuing and subject to the terms of the Orders.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, upon one Business Day’s prior notice, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Loans that are CBFR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on written demand.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released

Section 6.2	Duty of Administrative Agent

The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent shall use reasonable care with respect to the Collateral in its possession or under its control. The Administrative Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 6.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent's exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.2. Without limitation upon the foregoing, nothing contained in this Section 6.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 6.2.

Section 6.3	Authorization of Financing Statements

Each Grantor authorizes the Administrative Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement, and such financing statements and amendments may described the Collateral covered thereby as “all assets of the debtor”, “all personal property of the debtor” or words of similar effect.  Each Grantor hereby also authorizes the Administrative Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 6.4	Authority of Administrative Agent

JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Lenders hereunder pursuant to Article X of the Credit Agreement.  It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article X.  Any successor Administrative Agent appointed pursuant to Article X of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

ARTICLE VII	Miscellaneous

Section 7.1	Amendments in Writing

None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.1 of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex I and Annex II respectively, in each case duly executed by the Administrative Agent and each Grantor directly affected thereby.

Section 7.2	Notices

All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 13.7 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in such Section 13.7.

Section 7.3	No Waiver by Course of Conduct; Cumulative Remedies

Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or such other Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 7.4	Successors and Assigns

This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and each other Secured Party and their successors and permitted assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

Section 7.5	Counterparts

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or email), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document.  Delivery of an executed counterpart by telecopy or email shall be effective as delivery of a manually executed counterpart.

Section 7.6	Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.7	Section Headings

The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.

Section 7.8	Entire Agreement

This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 7.9	Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

Section 7.10	Additional Grantors

If, pursuant to Section 7.12 of the Credit Agreement, the Borrower shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement substantially in the form of Annex II and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

Section 7.11	Release of Collateral

(a)           At such time as the Loans and the other Obligations (other than contingent indemnification and contingent expense reimbursement obligations) shall have been paid in full in cash or otherwise satisfied in accordance with the Credit Agreement or the applicable order of the Bankruptcy Court and the Commitments have been terminated or expired, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral of such Grantor held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)           If any of the Collateral (including the Capital Stock of such Grantor) shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, such Collateral shall be automatically released from the Lien created hereby.  In connection therewith, the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

Section 7.12	Termination.

This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Obligations (other than contingent indemnification obligations and contingent reimbursement obligations) have been paid in full (or with respect to any outstanding Letters of Credit, a cash deposit or has been delivered to the Administrative Agent as required by the Credit Agreement) and the Commitments of the Lenders have been terminated.

Section 7.13	Reinstatement

Each Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

Section 7.14	Interim Order and Final Order

The terms and conditions hereunder shall be subject in all respects to the terms and conditions of the Interim Order or the Final Order, as applicable.

[Signature Pages Follow]

In witness whereof, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

Grantors:

U.S. Concrete, Inc.

By:	/s/ Robert D. Hardy
Name: Robert D. Hardy
Title: Executive Vice President and Chief
Financial Officer

ALBERTA INVESTMENTS, INC.
ALLIANCE HAULERS, INC.
AMERICAN CONCRETE PRODUCTS, INC.
ATLAS REDI-MIX, LLC
ATLAS-TUCK CONCRETE, INC.
BEALL CONCRETE ENTERPRISES, LLC
BEALL INDUSTRIES, INC.
BEALL INVESTMENT CORPORATION,INC.
BEALL MANAGEMENT, INC.
BUILDERS’ REDI-MIX, LLC
BWB, INC. OF MICHIGAN
CENTRAL CONCRETE SUPPLY CO., INC.
CENTRAL PRECAST CONCRETE, INC.
HAMBURG QUARRY LIMITED LIABILITY COMPANY
INGRAM CONCRETE, LLC
MG, LLC
REDI-MIX CONCRETE, L.P.
REDI-MIX GP, LLC
REDI-MIX, LLC
SAN DIEGO PRECAST CONCRETE, INC.
SIERRA PRECAST, INC.
SMITH PRE-CAST, INC.
SUPERIOR CONCRETE MATERIALS, INC.
U.S. CONCRETE ON-SITE, INC.
USC MANAGEMENT CO., LLC
USC PAYROLL, INC.
USC TECHNOLOGIES, INC.

By:	/s/ Curt M. Lindeman
Name: Curt M. Lindeman
Title: Vice President and Secretary

KURTZ GRAVEL COMPANY
SUPERIOR HOLDINGS, INC.
TITAN CONCRETE INDUSTRIES, INC.

By:	/s/ Robert D. Hardy
Name: Robert D. Hardy
Title: Vice President and Secretary

BRECKENRIDGE READY MIX, INC

By:	/s/ Robert D. Hardy
Name: Robert D. Hardy
Title: Vice President

RIVERSIDE MATERIALS, LLC

By:	/s/ Robert D. Hardy
Name: Robert D. Hardy
Title: President and Secretary

EASTERN CONCRETE MATERIALS, INC.

By:	/s/ Robert D. Hardy
Name: Robert D. Hardy
Title: President and Secretary

LOCAL CONCRETE SUPPLY & EQUIPMENT, LLC
MASTER MIX CONCRETE, LLC
MASTER MIX, LLC
NYC CONCRETE MATERIALS, LLC
PEBBLE LANE ASSOCIATES, LLC

By:	/s/ Curt M. Lindeman
Name: Curt M. Lindeman
Title: President and Secretary

CONCRETE XXXIII ACQUISITION, INC.
CONCRETE XXXIV ACQUISITION, INC.
CONCRETE XXXV ACQUISITION, INC.
CONCRETE XXXVI ACQUISITION, INC.,

By:	/s/ Curt M. Lindeman
Name: Curt M. Lindeman
Title: President

CONCRETE ACQUISITION III, LLC
SITION IV, LLC
CONCRETE ACQUISITION V, LLC
CONCRETE ACQUISITION VI, LLC

By:	/s/ Curt M. Lindeman
Name: Curt M. Lindeman
Title: President

USC ATLANTIC, INC.

By:	/s/ Sean Gore
Name: Sean Gore
Title: Vice President and Secretary

USC MICHIGAN, INC.

By:	/s/ Michael W. Harlan
Name: Michael W. Harlan
Title: Vice President and Secretary

Accepted and Agreed
as of the date first above written:

JPMorgan Chase Bank, N.A.,
as Administrative Agent

By:	/s/ Mario Quintanilla
Name: Mario Quintanilla
Title: Vice President